AMENDMENT

To

Transfer Agency and Service Agreement

Between

Each of the Nuveen Open-End Investment Companies

As Listed on Schedule A to the Agreement

And

DST Asset Manager Solutions, Inc.

This amendment, effective as of September 15, 2022 (the “Amendment Effective Date”), is made by the parties to the Transfer Agency and Service Agreement entered into on May 11th, 2012, as amended (the “Agreement”), between each of the Nuveen open-end investment companies listed on Schedule A to the Agreement (collectively, the “Funds” and individually, the “Fund”) and DST Asset Manager Solutions, Inc. (formerly known as Boston Financial Data Services, Inc.) (the “Transfer Agent” or “DST”). Capitalized terms used in this amendment without definition shall have the respective meanings given to such terms in the Agreement.

WHEREAS, pursuant to the Agreement, the Funds have each appointed the Transfer Agent as transfer agent, dividend disbursing agent and agent in connection with certain other activities, as set forth in the Agreement, of each Fund and its Portfolios; and

WHEREAS, the Funds and the Transfer Agent desire to amend certain provisions of the Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the sufficiency of which is hereby acknowledged, the Funds and the Transfer Agent hereby agree to amend the Agreement pursuant to the terms thereof, as follows:

1. Schedule A. The current Schedule A to the Agreement is hereby replaced and superseded with the Schedule A attached hereto, effective as of September 15, 2022; and

2. Fees. The Fee Schedule attached to the Agreement as Schedule 2.1, as modified by amendment from time to time (the “Current Fee Schedule”) is amended by the addition of Schedule 2.1.A, attached hereto, which sets forth the fees to be charged for services rendered to the TIAA-CREF Money Market Fund, doing business as the Nuveen Money Market Fund.

3. Authorized Personnel. A new Schedule C attached hereto is appended to the Agreement as of the Amendment Effective Date.

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4.  Continuing Provisions of the Agreement. Except as otherwise specifically set forth in this Amendment, all other terms of the Agreement shall remain unchanged and continue in full force and effect.

5.  Counterpart Signatures. This Amendment may be executed in any number of counterpart signatures with the same effect as if the parties had all signed the same document. All counterpart signatures shall be construed together and shall constitute one agreement.

*****

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

EACH OF THE NUVEEN FUNDS,	DST ASSET MANAGER SOLUTIONS, INC.
AS LISTED ON SCHEDULE A

By: /s/ John M. McCann	By: /s/ Nick Wright

Name: John McCann	Name: Nick Wright

Title: Vice President, Asst. Secretary	Title: Authorized Representative

As an Authorized Officer on behalf of each of the Funds indicated on Schedule A

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SCHEDULE A

Nuveen Open-End Funds

Effective Date: September 15, 2022

 1. NUVEEN MUNICIPAL TRUST

Nuveen All-American Municipal Bond Fund

Nuveen High Yield Municipal Bond Fund

Nuveen Intermediate Duration Municipal Bond Fund

Nuveen Limited Term Municipal Bond Fund

Nuveen Short Duration High Yield Municipal Bond Fund

Nuveen Strategic Municipal Opportunities Fund

 2. NUVEEN MULTISTATE TRUST I

Nuveen Arizona Municipal Bond Fund

Nuveen Colorado Municipal Bond Fund

Nuveen Maryland Municipal Bond Fund

Nuveen New Mexico Municipal Bond Fund

Nuveen Pennsylvania Municipal Bond Fund

Nuveen Virginia Municipal Bond Fund

 3. NUVEEN MULTISTATE TRUST II

Nuveen California High Yield Municipal Bond Fund

Nuveen California Intermediate Municipal Bond Fund

Nuveen California Municipal Bond Fund

Nuveen Connecticut Municipal Bond Fund

Nuveen Massachusetts Municipal Bond Fund

Nuveen New Jersey Municipal Bond Fund

Nuveen New York Municipal Bond Fund

 4. NUVEEN MULTISTATE TRUST III

Nuveen Georgia Municipal Bond Fund

Nuveen Louisiana Municipal Bond Fund

Nuveen North Carolina Municipal Bond Fund

Nuveen Tennessee Municipal Bond Fund

 5. NUVEEN MULTISTATE TRUST IV

Nuveen Kansas Municipal Bond Fund

Nuveen Kentucky Municipal Bond Fund

Nuveen Michigan Municipal Bond Fund

Nuveen Missouri Municipal Bond Fund

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Nuveen Ohio Municipal Bond Fund

Nuveen Wisconsin Municipal Bond Fund

 6. NUVEEN INVESTMENT TRUST

Nuveen Equity Market Neutral Fund

Nuveen Large Cap Core Fund

Nuveen Large Cap Growth Fund

Nuveen Large Cap Value Fund

Nuveen NWQ Global Equity Income Fund

Nuveen NWQ Large-Cap Value Fund

Nuveen NWQ Multi-Cap Value Fund

Nuveen NWQ Small/Mid-Cap Value Fund

Nuveen NWQ Small-Cap Value Fund

 7. NUVEEN INVESTMENT TRUST II

Nuveen Emerging Markets Equity Fund

Nuveen Equity Long/Short Fund

Nuveen International Growth Fund

Nuveen NWQ International Value Fund

Nuveen Santa Barbara Dividend Growth Fund

Nuveen Santa Barbara Global Dividend Growth Fund

Nuveen Santa Barbara International Dividend Growth Fund

Nuveen Winslow International Large Cap Fund

Nuveen Winslow International Small Cap Fund

Nuveen Winslow Large-Cap Growth ESG Fund

 8. NUVEEN INVESTMENT TRUST III

Nuveen Symphony High Yield Income Fund

Nuveen Symphony Floating Rate Income Fund

 9. NUVEEN INVESTMENT TRUST V

Nuveen Global Real Estate Securities Fund

Nuveen Gresham Diversified Commodity Strategy Fund

Nuveen Gresham Managed Futures Strategy Fund

Nuveen NWQ Flexible Income Fund

Nuveen Preferred Securities and Income Fund

 10. NUVEEN MANAGED ACCOUNTS PORTFOLIOS TRUST

Municipal Total Return Managed Accounts Portfolio

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 11. NUVEEN INVESTMENT FUNDS, INC.

Nuveen Dividend Value Fund

Nuveen Global Infrastructure Fund

Nuveen High Income Bond Fund

Nuveen Large Cap Select Fund

Nuveen Mid Cap Growth Opportunities Fund

Nuveen Mid Cap Value Fund

Nuveen Minnesota Intermediate Municipal Bond Fund

Nuveen Minnesota Municipal Bond Fund

Nuveen Nebraska Municipal Bond Fund

Nuveen Oregon Intermediate Municipal Bond Fund

Nuveen Real Asset Income Fund

Nuveen Real Estate Securities Fund

Nuveen Short Term Municipal Bond Fund

Nuveen Small Cap Growth Opportunities Fund

Nuveen Small Cap Select Fund

Nuveen Small Cap Value Fund

Nuveen Strategic Income Fund

 12. TIAA-CREF MONEY MARKET FUND

TIAA-CREF Money Market Fund, doing business as the Nuveen Money Market Fund

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SCHEDULE 2.1.A

TIAA-CREF Money Market Fund

d/b/a Nuveen Money Market Fund

Fees and Expenses

In consideration of the provision of the Services set forth in Schedule A, the following fees and expenses shall be paid by the Fund to DST.

General: Fees are billable on a monthly basis at the rate of 1/12 of the annual fee. A charge is made for an account in the month that an account opens or closes. Each Portfolio/class is a CUSIP and will be billed accordingly.

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SCHEDULE C

AUTHORIZED PERSONNEL

Pursuant to the terms of the Schedule A and the Agreement between the Fund and DST, the Fund authorizes the following Fund personnel to provide instructions to DST, and receive inquiries from DST in connection with Schedule A and the Agreement:

Name	Title

Tina Lazar	Managing Director, Head of Nuveen Shareholder Services

Sheri Snowden	Vice President & Relationship Manager, Shareholder Services

Khyati Master	Vice President, Shareholder Services

Allyson Lammers	Analyst, Shareholder Services

This Schedule may be revised by the Fund by providing DST with a substitute Schedule C. Any such substitute Schedule C shall become effective twenty-four (24) hours after DST’s receipt of the document and shall be incorporated into the Agreement.

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